UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2009

GENERAL METALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Sierra Rose Drive, Suite 1, Reno NV 89511
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 583-4636

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of a review of the Company’s significant transactions, in preparing for our audit for the year ended April 30, 2009, we identified certain errors that have a material impact on our previously issued financial information contained in Forms 10-Q for the periods ended July 31, 2008, October 31, 2008 and January 31, 2009 and the Form 10-K for the year ended April 30, 2008.

In performing these reviews the Company discovered that capitalized acquisition costs for two mineral properties were not appropriately valued on the acquisition dates. Both of these acquisitions occurred prior to the fiscal year ended April 30, 2008. The impacts of these errors on the Form 10-K for the year ended April 30, 2008 are fully explained in the "As reported" and "As restated" format in footnote 3 to the financial statements included in our Form 10-K for the year ended April 30, 2009 filed August 13, 2009. The impacts of the corrections on the quarterly financial information filed during fiscal 2009 are primarily balance sheet related since the majority of the acquisition costs were paid with Company common stock.

On October 31, 2008, the Company entered into a transaction to sell one of the mineral properties. The resulting gain from this transaction was initially deferred in our Forms 10-Q for the periods ended October 31, 2008 and January 31, 2009. Upon further review of the substance of the transaction, the resulting gains should have been recognized in the three and six months ended October 31, 2008 and the nine months ended January 31, 2009.

Additionally, the Company previously expensed $31,335 worth of warrants issued in private placements during fiscal 2009 that should have been treated as a capital transaction with no recognized impact on the statements of operations. The correction of these warrant issuances do not have a material impact on any period contained in the Forms 10-Q for the periods ended July 31, 2008, October 31, 2008 or January 31, 2009.

On August 4, 2009, upon the recommendation of management and in discussion and concurrence with Mark Bailey and Company, Ltd., the Company’s independent registered public accountants, the Audit Committee of the Board of Directors of the Company concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for each of the quarterly periods ended July 31, 2008, October 31, 2008 and January 31, 2009 and the Form 10-K for the year ended April 30, 2008 should not be relied upon due to the above errors.

The Company plans to file amendments to its Quarterly Reports on Forms 10-Q for each of the periods ended July 31, 2008, October 31, 2008, and January 31, 2009. Due to presently having very limited staff, the quantitative insight into the significance of our misstatements as they relate to our income statements and balance sheets on Forms 10-Q for each of the periods ended July 31, 2008, October 31, 2008, and January 31, 2009 has not yet been completed. We anticipate completing the quantitative analysis on the quarter ended July 31, 2008 within the next two weeks and file amended financial statements on the face of the amended Form 10-Q for that period immediately thereafter. We anticipate completing the quantitative analysis on the quarter ended October 31, 2008 and January 31, 2009 before the end of September.

Based on the foregoing, our president and chief executive officer (who is acting as our principal executive officer) and our chief financial officer (who is acting as our principal financial officer and principle accounting officer) concluded that our internal controls were deemed to be ineffective for the periods identified herein. In addition, the disclosure controls and procedures were erroneously identified as effective in the Company’s Quarterly Reports on Form 10-Q for each of the quarterly periods ended July 31, 2008, October 31, 2008 and January 31, 2009 and the Form 10-K for the year ended April 30, 2008. The disclosure controls and procedures for the periods identified in this paragraph were not effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

By:	/s/ Stephen Parent
Stephen Parent President and Chief Executive Officer

Date:  August 25, 2009

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